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                                                               Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES B JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)
                                       OF

                          EXIGENT INTERNATIONAL, INC.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
        AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 15, 2001
                         UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase) if certificates for shares of Common Stock (including the associated Series B Junior Participating Preferred Stock Purchase Rights), par value $0.01 per share (the "Shares"), of Exigent International, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer of Shares cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated April 17, 2001 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                        MELLON INVESTOR SERVICES, L.L.C.

By Mail:
Post Office Box 3301
South Hackensack, NJ 07606
(Attention: Reorganization Department)
By Facsimile Transmission:
(Eligible Institutions Only)
(201) 296-4293

Confirm by Telephone:
(201) 296-4860
By Hand:
120 Broadway, 13th Floor
New York, NY 10271
(Attention: Reorganization Department)

By Overnight Delivery:
85 Challenger Road-Mail Drop-Reorg
Ridgefield Park, NJ 07660
(Attention: Reorganization Department)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Manatee Merger Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES

Number of Shares:
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Certificate No(s) (if available):
                                 --------------------------

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

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Name of Book Entry Transfer Facility:

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Account No.:                                              at
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Dated:
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SIGN HERE

Name(s) of Record Holder(s):

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                    (Please Print)

Address(es):
            ------------------------------------------------

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                                                  (Zip Code)

Area Code and Telephone No(s):

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Signature(s):
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the Nasdaq SmallCap Market is open for business.

Name of Firm:
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                  (Authorized Signature)

Address:
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                        (Zip Code)

Title:
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Name:
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                  (Please Print or Type)

Area Code and Telephone No.:
                            --------------------------------

Dated:
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD BE
SENT WITH THE LETTER OF TRANSMITTAL

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